Exhibit 99.1

Media Contact	Investor Contact
Audria Belton	Jennifer H. Demba, CFA
Media Relations	Investor Relations
media@synovus.com	investorrelations@synovus.com

Synovus announces earnings for the first quarter 2024
Diluted earnings per share of $0.78 vs. $1.32 in 1Q23
Adjusted diluted earnings per share of $0.79 vs. $1.33 in 1Q23

$12.8 million FDIC Special Assessment reduced 1Q24 reported and adjusted EPS by $0.07

COLUMBUS, Ga., April 17, 2024 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended March 31, 2024.

“Our first quarter results demonstrate tangible progress on our strategic priorities, including key commercial category loan and core deposit growth, client non-interest revenue growth and excellent operating expense control. We remain focused on raising the bar on service and deepening client relationships, all while building a more risk-resilient bank, which was evidenced by our highest common equity tier 1 capital ratios in several years and an over 30% decline in wholesale funding versus last year," said Synovus Chairman, CEO and President Kevin Blair.

First Quarter 2024 Highlights

•Net income available to common shareholders was $114.8 million, or $0.78 per diluted share, compared to $60.6 million or $0.41 in the fourth quarter 2023 and $193.9 million or $1.32 in first quarter 2023.
•An incremental $12.8 million FDIC Special Assessment reduced first quarter 2024 reported and adjusted EPS by $0.07. A $51.0 million FDIC Special Assessment impacted fourth quarter 2023 reported and adjusted EPS by $0.26.
•Pre-provision net revenue of $215.0 million increased $79.2 million, or 58%, sequentially and was down $77.0 million, or 26%, compared to first quarter 2023.
•Net interest income declined $18.4 million, or 4%, compared to the prior quarter and was down $61.9 million, or 13%, compared to first quarter 2023, primarily attributable to a decline in average earnings assets and higher funding costs. Net interest margin was 3.04% which compressed from the fourth quarter 2023 as higher deposit costs more than offset an increase in earning asset yields.
•Period-end loans declined $94.6 million from the fourth quarter 2023 as core commercial lending growth was more than offset by soft loan demand, higher loan paydowns and strategic declines in certain loan categories such as non-relationship syndicated lending and third-party consumer lending. Commercial and industrial loans increased $132.8 million or 1% from the prior quarter and $131.1 million or 1% from first quarter 2023.
•Period-end core deposits ended the quarter at $44.9 billion, an increase of $165.1 million sequentially primarily as a result of time deposit growth, partially offset by a decline in non-interest bearing deposits. Total deposit costs increased 17 basis points from the fourth quarter 2023 to 2.67%.
•Non-interest revenue of $118.9 million increased $67.4 million, or 131%, sequentially and declined $14.2 million, or 11%, compared to first quarter 2023. Adjusted non-interest revenue of $116.6 million fell $9.6 million, or 8%, sequentially and declined $1.0 million, or 1%, compared to the first quarter 2023. Year-over-year pressure was the result of the consumer checking program changes and GLOBALT divestiture in 2023. The company experienced year-over-year growth in core banking fees and commercial sponsorship income.

•On a sequential basis, non-interest expense of $322.7 million declined 9% while adjusted non-interest expense declined 10% to $318.9 million. Compared to the prior year, non-interest expense and adjusted non-interest expense was flat and increased 5%, respectively. All comparisons were significantly impacted by the FDIC Special Assessments in fourth quarter 2023 and first quarter 2024. Headcount declined 1% sequentially and 7% year over year. Excluding the first quarter 2024 FDIC Special Assessment, adjusted non-interest expense was relatively stable compared to first quarter 2023.
•Provision for credit losses of $54.0 million increased 19% sequentially and compares to $32.2 million in first quarter 2023. The allowance for credit losses ratio (to loans) of 1.26% was up 2 basis points from the fourth quarter 2023.
•The non-performing loan and asset ratios were slightly higher at 0.81% and 0.86%, respectively; the net charge-off ratio for the quarter was 0.41%, and total past dues were 0.13% of total loans outstanding. Approximately 0.17% of first quarter 2024 net charge-offs were attributable to an $18 million loss from a commercial and industrial loan relationship that is expected to be resolved later this month.
•The preliminary CET1 ratio rose sequentially to 10.38% as core earnings accretion more than offset the impact of $29.9 million in common stock repurchases during the first quarter 2024.

First Quarter Summary

	Reported			Adjusted
(dollars in thousands)	1Q24	4Q23	1Q23	1Q24	4Q23	1Q23
Net income available to common shareholders	$114,822	$60,645	$193,868	$115,973	$116,901	$195,276
Diluted earnings per share	0.78	0.41	1.32	0.79	0.80	1.33
Total revenue	537,734	488,682	613,877	536,745	564,593	599,469
Total loans	43,309,877	43,404,490	44,044,939	N/A	N/A	N/A
Total deposits	50,580,242	50,739,185	49,953,936	N/A	N/A	N/A
Return on avg assets	0.85%	0.47%	1.36%	0.85%	0.84%	1.37%
Return on avg common equity	10.2	5.9	19.2	10.3	11.3	19.4
Return on avg tangible common equity	11.7	7.0	21.9	11.8	13.3	22.1
Net interest margin	3.04%	3.11%	3.43%	N/A	N/A	N/A
Efficiency ratio-TE(1)(2)	59.87	72.03	52.33	58.88	61.97	50.48
NCO ratio-QTD	0.41	0.38	0.17	N/A	N/A	N/A
NPA ratio	0.86	0.66	0.41	N/A	N/A	N/A
(1) Taxable equivalent
(2) Adjusted tangible efficiency ratio
N/A - not applicable

Balance Sheet

Loans*

(dollars in millions)	1Q24	4Q23	Linked Quarter Change	Linked Quarter % Change	1Q23	Year/Year Change	Year/Year % Change
Commercial & industrial	$22,731.3	$22,598.5	$132.8	1%	$22,600.2	$131.1	1%
Commercial real estate	12,194.0	12,316.8	(122.7)	(1)	12,996.8	(802.7)	(6)
Consumer	8,384.6	8,489.2	(104.7)	(1)	8,448.0	(63.4)	(1)
Total loans	$43,309.9	$43,404.5	$(94.6)	—%	$44,044.9	$(735.0)	(2)%

*Amounts may not total due to rounding

Deposits*

(dollars in millions)	1Q24	4Q23	Linked Quarter Change	Linked Quarter % Change	1Q23	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$11,515.4	$11,801.2	$(285.8)	(2)%	$13,827.6	$(2,312.2)	(17)%
Interest-bearing DDA	6,478.8	6,541.0	(62.1)	(1)	5,837.0	641.8	11
Money market	10,712.7	10,819.7	(107.0)	(1)	11,780.0	(1,067.2)	(9)
Savings	1,045.1	1,062.6	(17.5)	(2)	1,312.7	(267.6)	(20)
Public funds	7,270.4	7,349.5	(79.1)	(1)	6,888.2	382.2	6
Time deposits	7,838.9	7,122.2	716.7	10	4,060.3	3,778.6	93
Brokered deposits	5,718.9	6,043.0	(324.1)	(5)	6,248.3	(529.3)	(8)
Total deposits	$50,580.2	$50,739.2	$(158.9)	—%	$49,953.9	$626.3	1%

*Amounts may not total due to rounding

Income Statement Summary**

(in thousands, except per share data)	1Q24	4Q23	Linked Quarter Change	Linked Quarter % Change	1Q23	Year/Year Change	Year/Year % Change
Net interest income	$418,846	$437,214	$(18,368)	(4)%	$480,751	$(61,905)	(13)%
Non-interest revenue	118,888	51,468	67,420	131	133,126	(14,238)	(11)
Non-interest expense	322,741	352,858	(30,117)	(9)	321,852	889	—
Provision for (reversal of) credit losses	53,980	45,472	8,508	19	32,154	21,826	68
Income before taxes	$161,013	$90,352	$70,661	78%	$259,871	$(98,858)	(38)%
Income tax expense	36,943	20,779	16,164	78	57,712	(20,769)	(36)
Net income	124,070	69,573	54,497	78	202,159	(78,089)	(39)
Less: Net income (loss) attributable to noncontrolling interest	(437)	(768)	331	(43)	—	(437)	NM
Net income attributable to Synovus Financial Corp.	124,507	70,341	54,166	77	202,159	(77,652)	(38)
Less: Preferred stock dividends	9,685	9,696	(11)	—	8,291	1,394	17
Net income available to common shareholders	$114,822	$60,645	$54,177	89%	$193,868	$(79,046)	(41)%
Weighted average common shares outstanding, diluted	147,122	146,877	245	—%	146,727	395	—%
Diluted earnings per share	$0.78	$0.41	$0.37	90	$1.32	$(0.54)	(41)
Adjusted diluted earnings per share	0.79	0.80	(0.01)	(1)	1.33	(0.54)	(41)
Effective tax rate	22.94%	23.00%			22.21%

**    Amounts may not total due to rounding
NM - not meaningful

Capital Ratios

	1Q24		4Q23	1Q23
Common equity Tier 1 capital (CET1) ratio	10.38%	*	10.22%	9.77%
Tier 1 capital ratio	11.44	*	11.28	10.81
Total risk-based capital ratio	13.31	*	13.07	12.72
Tier 1 leverage ratio	9.62	*	9.49	9.14
Tangible common equity ratio	6.67		6.84	6.12
* Ratios are preliminary.

First Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. ET on April 18, 2024. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $60 billion in assets. Synovus provides commercial and consumer banking and a full suite of specialized products and services, including private banking, treasury management, wealth management, mortgage services, premium finance, asset-based lending, structured lending, capital markets and international banking. Synovus has 246 branches in Georgia, Alabama, South Carolina, Florida and Tennessee. Synovus is a Great Place to Work-Certified Company and is on the web at synovus.com and on X, formerly known as Twitter, Facebook, LinkedIn and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023, under the captions

“Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue, non-interest expense; adjusted revenue; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total revenue; efficiency ratio-TE; net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; and the ratio of total Synovus Financial Corp. shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted non-interest revenue and adjusted revenue are measures used by management to evaluate non-interest revenue and total revenue exclusive of fair value adjustment on non-qualified deferred compensation and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	1Q24	4Q23	1Q23

Adjusted non-interest revenue
Total non-interest revenue	$118,888	$51,468	$133,126
Investment securities (gains) losses, net	—	77,748	(1,030)
Recovery of NPA	—	—	(13,126)
Fair value adjustment on non-qualified deferred compensation	(2,299)	(3,053)	(1,371)
Adjusted non-interest revenue	$116,589	$126,163	$117,599

Adjusted non-interest expense
Total non-interest expense	$322,741	$352,858	$321,852
(Loss) gain on other loans held for sale	—	—	(16,750)
Gain (loss) on early extinguishment of debt	—	4,497	—
Restructuring (charges) reversals	(1,524)	(1,231)	733
Fair value adjustment on non-qualified deferred compensation	(2,299)	(3,053)	(1,371)
Adjusted non-interest expense	$318,918	$353,071	$304,464

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q24	4Q23	1Q23
Adjusted revenue and tangible efficiency ratio
Adjusted non-interest expense	$318,918	$353,071	$304,464
Amortization of intangibles	(2,907)	(3,168)	(1,857)
Adjusted tangible non-interest expense	$316,011	$349,903	$302,607

Net interest income	$418,846	$437,214	$480,751
Total non-interest revenue	118,888	51,468	133,126
Total revenue	$537,734	$488,682	$613,877
Tax equivalent adjustment	1,310	1,216	1,119
Total TE revenue	539,044	489,898	614,996
Recovery of NPA	—	—	(13,126)
Investment securities losses (gains), net	—	77,748	(1,030)
Fair value adjustment on non-qualified deferred compensation	(2,299)	(3,053)	(1,371)
Adjusted revenue	$536,745	$564,593	$599,469
Efficiency ratio-TE	59.87%	72.03%	52.33%
Adjusted tangible efficiency ratio	58.88	61.97	50.48

Adjusted return on average assets
Net income	$124,070	$69,573	$202,159
Recovery of NPA	—	—	(13,126)
Loss (gain) on other loans held for sale	—	—	16,750
(Gain) loss on early extinguishment of debt	—	(4,497)	—
Restructuring charges (reversals)	1,524	1,231	(733)
Investment securities losses (gains), net	—	77,748	(1,030)
Tax effect of adjustments(1)	(373)	(18,226)	(453)
Adjusted net income	$125,221	$125,829	$203,567
Net income annualized	$499,007	$276,023	$819,867
Adjusted net income annualized	$503,636	$499,213	$825,577
Total average assets	$59,022,231	$59,164,065	$60,133,561
Return on average assets	0.85%	0.47%	1.36%
Adjusted return on average assets	0.85	0.84	1.37

Adjusted net income available to common shareholders and adjusted diluted earnings per share
Net income available to common shareholders	$114,822	$60,645	$193,868
Recovery of NPA	—	—	(13,126)
Loss (gain) on other loans held for sale	—	—	16,750
(Gain) loss on early extinguishment of debt	—	(4,497)	—
Restructuring charges (reversals)	1,524	1,231	(733)
Investment securities losses (gains), net	—	77,748	(1,030)
Tax effect of adjustments(1)	(373)	(18,226)	(453)
Adjusted net income available to common shareholders	$115,973	$116,901	$195,276
Weighted average common shares outstanding, diluted	147,122	146,877	146,727
Diluted earnings per share	$0.78	$0.41	$1.32
Adjusted diluted earnings per share	0.79	0.80	1.33
(1) An assumed marginal tax rate of 24.5% for 1Q24 and 4Q23 and 24.3% for 1Q23 was applied.

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q24	4Q23	1Q23
Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$114,822	$60,645	$193,868
Recovery of NPA	—	—	(13,126)
Loss (gain) on other loans held for sale	—	—	16,750
(Gain) loss on early extinguishment of debt	—	(4,497)	—
Restructuring charges (reversals)	1,524	1,231	(733)
Investment securities losses (gains), net	—	77,748	(1,030)
Tax effect of adjustments(1)	(373)	(18,226)	(453)
Adjusted net income available to common shareholders	$115,973	$116,901	$195,276

Adjusted net income available to common shareholders annualized	$466,441	$463,792	$791,953
Amortization of intangibles, tax effected, annualized	8,831	9,493	5,699
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$475,272	$473,285	$797,652

Net income available to common shareholders annualized	$461,812	$240,602	$786,242
Amortization of intangibles, tax effected, annualized	8,831	9,493	5,699
Net income available to common shareholders excluding amortization of intangibles annualized	$470,643	$250,095	$791,941

Total average Synovus Financial Corp. shareholders' equity less preferred stock	$4,542,616	$4,090,163	$4,088,777
Average goodwill	(480,440)	(479,858)	(452,390)
Average other intangible assets, net	(44,497)	(47,502)	(26,245)
Total average Synovus Financial Corp. tangible shareholders' equity less preferred stock	$4,017,679	$3,562,803	$3,610,142
Return on average common equity	10.2%	5.9%	19.2%
Adjusted return on average common equity	10.3	11.3	19.4
Return on average tangible common equity	11.7	7.0	21.9
Adjusted return on average tangible common equity	11.8	13.3	22.1
(1) An assumed marginal tax rate of 24.5% for 1Q24 and 4Q23 and 24.3% for 1Q23 was applied.

(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023

Tangible common equity ratio
Total assets	$59,835,120	$59,809,534	$61,840,025
Goodwill	(480,440)	(480,440)	(452,390)
Other intangible assets, net	(43,021)	(45,928)	(25,267)
Tangible assets	$59,311,659	$59,283,166	$61,362,368

Total Synovus Financial Corp. shareholders’ equity	$5,017,918	$5,119,993	$4,770,130
Goodwill	(480,440)	(480,440)	(452,390)
Other intangible assets, net	(43,021)	(45,928)	(25,267)
Preferred Stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$3,957,312	$4,056,480	$3,755,328
Total Synovus Financial Corp. shareholders’ equity to total assets ratio	8.39%	8.56%	7.71%
Tangible common equity ratio	6.67	6.84	6.12

Amounts may not total due to rounding